EXHIBIT 99.3

Charter of the Compensation Committee
of
Asia Cork Inc.

A.

Purpose

The role of the Compensation Committee (the "Committee") is to discharge the responsibilities of the Board of Directors (the "Board") of Asia Cork Inc. (the "Company") relating to the compensation of the Company's executive officers, to administer all plans of the Company under which Company securities may be acquired by directors, executive officers, employees and consultants and to produce the Compensation Committee Report in the Company's annual proxy statement in accordance with applicable rules and regulations.

B.

Functions

In order to carry out its mission and function, the Committee has the authority to perform the following tasks and processes, as well as any functions as shall be required of compensation committees by the rules of any securities exchange or automated inter dealer quotation system on which any of the Company's securities are traded and the Securities and Exchange Commission (the "SEC").  The tasks and processes are set forth as a guide, and not as minimum requirements, with the understanding that the Committee may supplement them as appropriate, or may choose to fulfill its responsibilities in other ways which it deems advisable in its business judgment.

1.

Annually review and approve for the chief executive officer (the "CEO") and the executive officers of the Company (i) the annual base salary level; (ii) the annual and/or quarterly incentive opportunity level, including the specific goals and amount; (iii) the equity compensation; (iv) employment agreements, severance arrangements, change in control agreements and indemnification agreements, if any such agreements or arrangements are proposed; and (v) any other benefits, compensation or arrangements. In reviewing and approving such compensation, the Committee will consider such factors as it deems appropriate in its business judgment, including the Company's performance. The CEO may not vote on any of these matters and may not be present during discussions or voting regarding his or her compensation.

2.

Annually review the performance of the CEO with input from the other independent directors; review and approve goals and objectives for the CEO consistent with the Company's objectives. The Committee shall prescribe such procedures as it determines necessary to conduct an evaluation of the CEO.

3.

Review and approve compensation packages for new corporate officers and termination packages for corporate officers.

4.

Oversee and report to the Board on management development and succession planning programs for the CEO and other key executive positions.

5.

Review on a periodic basis the Company's executive compensation (i) to ensure the attraction and retention of corporate officers; (ii) to ensure the motivation of corporate officers to achieve the Company's business objectives, and (iii) to align the interests of key management with the long term interests of the Company's stockholders.

6.

Annually review the Compensation Discussion and Analysis Report as produced for inclusion in the Company's proxy statement, in accordance with applicable rules and regulations. Deliver such other reports or communications relating to compensation as may be required by applicable law, or which the Committee otherwise determines in its business judgment to be necessary or advisable.

7.

Establish and recommend to the Board incentive compensation plans (including equity based plans), pension and profit sharing plans, stock purchase plans, bonus plans and similar programs.

8.

Consider management proposals regarding retirement, long-term disability and other management welfare and benefit plans.

9.

Review and establish an appropriate insurance coverage strategy for the Company's directors and officers.

10.

Approve the Company's grants and awards to officers under the Company's equity compensation plans. Authorize the Company to make grants to other employees under the Company's equity compensation plan.

11.

To the extent that a plan provides for administration by the Board or a committee of the Board, serve as the committee administering such plan of the Company.

12.

Periodically review its own performance and report regularly to the Board as to its activities.

13.

Review and reassess the adequacy of this Charter annually, and recommend and propose changes to the Board for approval.

14.

Review periodic reports from management on matters relating to the Company's personnel appointments and practices.

15.

Recommend to the Board the compensation plans for the independent directors.

16.

Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.

C.

Composition

The Committee shall consist of at least two (2) directors.  The members of the Committee shall be appointed by the Board and may be removed by the Board at its discretion.  All members of the Committee shall, in the Board's judgment, meet the applicable independence requirements of any securities exchange or automated inter dealer quotation system on which any of the Company's securities are traded, be "non employee directors" as defined by Rule 16b 3 of the Securities Exchange Act of 1934,

and be "outside directors" as defined by Section 162(m) of the Internal Revenue Code (the "Code").  Members of the Committee shall serve until their resignation, death, removal by the Board or until their successors are appointed.  A Committee member shall be automatically removed without further action of the Board if the member ceases to be a director of the Company or is found by the Board no longer to be an "independent", "non employee" or "outside" director, as those terms are amended from time to time.  The Committee shall include a Committee Chairperson.  If a Chairperson is not designated or present, the members of the Committee may designate a Chairperson by majority vote.

D.

Meetings

The Committee shall meet either in person or telephonically at least twice per year at a time and place determined by the Chairperson of the Committee, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed appropriate or desirable by the Chairperson of the Committee.  It is expected that Committee members shall be present at all Committee meetings.  The Committee Chairperson may call a Committee meeting upon due notice of each other Committee member at least forty eight (48) hours prior to the meeting.  Attendance by a Committee member at any meeting called on less than 48 hours' notice shall be deemed a waiver of notice unless such attendance is for the sole purpose of contesting the validity of such meeting.  Members of senior management or others may attend meetings of the Committee at the invitation of the Chairperson of the Committee and shall provide pertinent information as necessary.  The Chairperson of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting.  The Chairperson of the Committee will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee may designate a non voting Secretary or Acting Secretary for the Committee, who shall assist in the administration of meetings and prepare the minutes of such meeting as requested by the Committee.

A majority of the members of the Committee shall constitute a quorum for all purposes.  The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings and voting requirements as are applicable to the Board.  The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (i) any provision of this Charter; (ii) any provision of the By laws or Certificate of Incorporation of the Company; or (iii) the laws of the state of Nevada.

E.

Authority to Engage Advisors

The Committee shall have the resources and authority necessary to retain and approve the fees of legal and other advisors, including compensation consultants, as it deems necessary for the fulfillment of its responsibilities.  Any communication between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Adopted: December 18, 2009

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